                          News Release

Exhibit 99.1

Wabtec Reports Strong 4th Quarter 2021 Results
Issues 2022 Financial Guidance

•Fourth Quarter Reported GAAP Earnings Per Share of $1.02; Adjusted Earnings Per Share Up 20.4% to $1.18
•Sales Growth of 2.4% to $2.07 Billion; GAAP Operating Margin of 12.7%; Adjusted Operating Margin Up 210 bps to 16.1%
•Full-Year Cash Flow from Operations up 36.9% to $1.07 Billion; 102% Full-Year Operating Cash Flow Conversion
•Repurchased 1.05 Million Shares During the Fourth Quarter for $100 Million; Total Full-Year Repurchased of $300 Million
•Announced $750 Million Share Buyback Reauthorization and 25% Increase in Quarterly Dividend

PITTSBURGH, February 16, 2022 – Wabtec Corporation (NYSE: WAB) today reported fourth quarter 2021 GAAP earnings per diluted share of $1.02, up 121.7% versus the fourth quarter of 2020. Adjusted earnings per diluted share were $1.18, up 20.4% versus the same quarter a year ago. Fourth quarter sales were $2.07 billion and cash from operations was $314 million. Full year 2021 earnings per diluted share was $2.96, up 36.4% versus full year 2020. Full year adjusted earnings per diluted share were $4.26, up 12.4% versus full year 2020. Total 2021 sales were $7.82 billion and cash from operations was a record high of $1.07 billion.

“The Wabtec team delivered strong execution to close out the year, providing us with momentum into 2022,” said Rafael Santana, Wabtec’s President and CEO. “Our productivity initiatives, realization of synergies and positive mix drove improvement in segment margins for both the fourth quarter and full year despite growing supply chain disruptions and higher costs. Our strong performance in 2021 was complemented by disciplined capital allocation including $300 million in share repurchases, $92 million in dividends and two strategic bolt-on acquisitions that enhance our business with attractive end-market opportunities.

"Wabtec delivered significant progress against our strategic initiatives that will create value for our customers and shareholders. Wabtec’s FLXdrive battery electric locomotive is gaining traction with our customers as they seek solutions that reduce emissions and improve efficiencies.

“Looking forward, we see mixed market conditions improving throughout the year. The breadth of our product portfolio combined with our multi-year backlog provides us with a solid foundation for growth in 2022. Our announced $750 million share buyback reauthorization and 25% increase in the dividend underscore our confidence on continued strong earnings and cash flow generation. We believe we are well-positioned to deliver top-line growth, margin expansion and increased earnings in 2022."

2021 Fourth Quarter Consolidated Results
Wabtec Corporation Consolidated Financial Results

$ in millions except earnings per share and percentages; margin change in percentage points (pts)	Fourth Quarter
	2021	2020	Change
Net Sales	$ 2,073	$ 2,024	2.4%

GAAP Gross Margin	31.5%	25.0%	6.5 pts
Adjusted Gross Margin	31.7%	26.0%	5.7 pts
GAAP Operating Margin	12.7%	8.0%	4.7 pts
Adjusted Operating Margin	16.1%	14.0%	2.1 pts

GAAP Diluted EPS	$1.02	$0.46	121.7%
Adjusted Diluted EPS	$1.18	$0.98	20.4%

Cash Flow from Operations	$314	$326	(3.7)%
Operating Cash Flow Conversion	99%	158%

•Sales increased compared to the year-ago quarter driven by higher Freight segment sales, partially offset by lower Transit segment sales. During the quarter, we estimate that sales results were adversely impacted by 3 to 4 percent due to supply chain disruptions.
•Both GAAP and adjusted operating margin increased from last year as a result of improved mix and strong productivity, partially offset by $20 to $25 million in escalating costs associated with metals, transportation and labor.
•GAAP and adjusted EPS increased from the year-ago quarter primarily due to higher sales and increased income from operations. GAAP EPS further benefited from a favorable effective tax rate, along with lower restructuring and transaction costs.

2021 Fourth Quarter Freight Segment Results
Wabtec Corporation Freight Segment Financial Results

Net sales $ in millions; margin change in percentage points (pts)	Fourth Quarter
	2021	2020	Change
Net Sales	$ 1,425	$ 1,339	6.4%
GAAP Gross Margin	31.9%	25.3%	6.6 pts
Adjusted Gross Margin	32.1%	26.4%	5.7 pts
GAAP Operating Margin	14.5%	9.0%	5.5 pts
Adjusted Operating Margin	18.7%	16.3%	2.4 pts

•Freight segment sales for the fourth quarter were driven by demand for Services and Components, along with the acquisition of Nordco. This growth was partially offset by lower deliveries of locomotives and increased supply chain disruptions.
•Both GAAP and adjusted operating margin benefited from higher sales, favorable mix and operational efficiencies, partially offset by higher costs. GAAP operating margin also improved year-over-year as a result of lower restructuring and transactions costs.

2021 Fourth Quarter Transit Segment Results
Wabtec Corporation Transit Segment Financial Results

Net sales $ in millions; margin change in percentage points (pts)	Fourth Quarter
	2021	2020	Change
Net Sales	$ 648	$ 685	(5.4%)
GAAP Gross Margin	30.6%	24.4%	6.2 pts
Adjusted Gross Margin	30.9%	25.3%	5.6 pts
GAAP Operating Margin	12.2%	8.3%	3.9 pts
Adjusted Operating Margin	13.6%	11.3%	2.3 pts

•Transit segment sales for the fourth quarter were down versus last year due to supply chain issues, COVID-related disruptions and unfavorable foreign currency exchange.
•Both GAAP and adjusted segment operating margin improved versus last year primarily driven by mix and productivity gains, partially offset by higher costs. GAAP operating margin further benefited from lower year-over-year restructuring and transaction costs.

Backlog
Wabtec Corporation Consolidated Backlog Comparison

Backlog $ in millions	December 31,
	2021	2020	Change
12-Month Backlog	$ 6,268	$5,521	13.5%
Total Backlog	$ 22,169	$21,591	2.7%

At December 31, 2021 the multi-year backlog was $578 million higher than December 31, 2020 due in most part from increased orders for Freight Equipment and Freight Services.

Cash Flow and Liquidity Summary
•During the fourth quarter, the company generated cash from operations of $314 million versus $326 million in the year ago period. For the full year, the company generated strong cash from operations of $1.07 billion resulting in an operating cash flow conversion of 102%.
•At the end of the quarter, the company had cash and cash equivalents of $473 million and total debt of $4.06 billion. At December 31, 2021 the company’s total available liquidity was $1.67 billion, which includes cash and cash equivalents plus $1.20 billion available under current credit facilities.
•During the fourth quarter, the company repurchased $100 million of shares, bringing the full year total to $300 million.
•Wabtec Board of Directors reauthorized a share buyback program up to $750 million and declared a 25 percent increase in the regular quarterly common dividend to $0.15 payable on February 28, 2022 to holders of record on February 25, 2022.

2022 Financial Guidance
•Wabtec initiated its 2022 financial guidance with sales expected to be in a range of $8.30 billion to $8.60 billion and adjusted earnings per diluted share to be in a range of $4.65 to $5.05.
•For full year 2022, Wabtec expects strong cash flow generation with operating cash flow conversion of greater than 90 percent.
•The company is not presenting a quantitative reconciliation of our forecasted GAAP earnings per diluted share to forecasted adjusted earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, including acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call Information
Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today. To listen via webcast, go to
Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 8527520).

About Wabtec Corporation
Wabtec Corporation (NYSE: WAB) is focused on creating transportation solutions that move and improve the world. The company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Wabtec has been a leader in the rail industry for over 150 years and has a vision to achieve a zero-emission rail system in the U.S. and worldwide. Visit Wabtec’s website at: www.WabtecCorp.com

Information about non-GAAP Financial Information and Forward-Looking Statements
Wabtec’s earnings release and 2022 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted income tax expense, adjusted income from operations, adjusted interest and other expense adjusted earnings per diluted share and operating cash flow conversion. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. Wabtec defines operating cash flow conversion as net cash provided by operating activities divided by net income plus depreciation and amortization including deferred debt cost amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the impact of acquisitions by Wabtec, including the acquisition of GE Transportation (the “GE Transportation merger”) and Nordco, statements regarding Wabtec’s expectations about future sales and earnings, and statements about the impact of evolving global conditions on Wabtec’s business. All statements, other than historical facts, including statements regarding synergies and other expected benefits from acquisitions; statements regarding Wabtec’s plans, objectives, expectations and intentions; and statements regarding macro-economic conditions and evolving production and demand conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from acquisitions, including the GE Transportation merger; (2) uncertainty of Wabtec’s expected financial performance; (3) failure to realize the anticipated benefits of acquisitions, including the GE Transportation merger, including as a result of integrating acquired targets into Wabtec; (4) Wabtec’s ability to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies; (6) inability to retain and hire key personnel; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, supply chain disruptions, industry consolidation and changes in the financial condition or operating strategies of our customers; (9) changes in the expected timing of projects; (10) a decrease in freight or passenger rail traffic; (11) an increase in manufacturing costs; (12) actions by third parties, including government agencies; (13) the severity and duration of the evolving COVID-19 pandemic and the resulting impact on the global economy and, in particular, our customers, suppliers and end-markets, and (14) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact
Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact
Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net sales	$2,073	$2,024	$7,822	$7,556
Cost of sales	(1,421)	(1,518)	(5,453)	(5,419)
Gross profit	652	506	2,369	2,137
Gross profit as a % of Net Sales	31.5%	25.0%	30.3%	28.3%

Selling, general and administrative expenses	(264)	(236)	(1,030)	(948)
Engineering expenses	(52)	(38)	(176)	(162)
Amortization expense	(72)	(71)	(287)	(282)
Total operating expenses	(388)	(345)	(1,493)	(1,392)
Operating expenses as a % of Net Sales	18.7%	17.0%	19.1%	18.4%

Income from operations	264	161	876	745
Income from operations as a % of Net Sales	12.7%	8.0%	11.2%	9.9%

Interest expense, net	(42)	(49)	(177)	(199)
Other income, net	13	6	38	11
Income before income taxes	235	118	737	557

Income tax expense	(42)	(31)	(172)	(145)
Effective tax rate	17.4%	26.6%	23.2%	26.0%

Net income	193	87	565	412

Less: Net (income) loss attributable to noncontrolling interest	(3)	1	(7)	2

Net income attributable to Wabtec shareholders	$190	$88	$558	$414

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$1.02	$0.46	$2.96	$2.18

Diluted
Net income attributable to Wabtec shareholders	$1.02	$0.46	$2.96	$2.17

Weighted average shares outstanding
Basic	186.0	189.2	187.7	189.9
Diluted	186.5	189.7	188.1	190.4

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Segment Information
Freight Net Sales	$1,425	$1,339	$5,239	$5,082
Freight Income from Operations	$207	$121	$717	$584
Freight Operating Margin	14.5%	9.0%	13.7%	11.5%

Transit Net Sales	$648	$685	$2,583	$2,474
Transit Income from Operations	$79	$57	$238	$230
Transit Operating Margin	12.2%	8.3%	9.2%	9.3%

Backlog Information (Note: 12-month is a sub-set of total)	December 31, 2021	September 30, 2021
Freight Total	$18,502	$18,211
Transit Total	3,667	3,633
Wabtec Total	$22,169	$21,844

Freight 12-Month	$4,520	$4,060
Transit 12-Month	1,748	1,648
Wabtec 12-Month	$6,268	$5,708

Appendix B
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2021	December 31, 2020
In millions
Cash and cash equivalents	$473	$599
Receivables, net	1,477	1,412
Inventories	1,689	1,642
Other current assets	193	227
Total current assets	3,832	3,880
Property, plant and equipment, net	1,497	1,601
Goodwill	8,587	8,485
Other intangible assets, net	3,705	3,869
Other noncurrent assets	833	619
Total assets	$18,454	$18,454
Current liabilities	$2,910	$3,226
Long-term debt	4,056	3,792
Long-term liabilities - other	1,249	1,283
Total liabilities	8,215	8,301
Shareholders' equity	10,201	10,123
Noncontrolling interest	38	30
Total shareholders' equity	10,239	10,153
Total Liabilities and Shareholders' Equity	$18,454	$18,454

Appendix C
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended December 31,
In millions	2021	2020
Operating activities
Net income	$565	$412
Non-cash expense	571	444
Receivables	(76)	315
Inventories	(41)	181
Accounts Payable	109	(269)
Other assets and liabilities	(55)	(299)
Net cash provided by operating activities	1,073	784

Net cash used for investing activities	(540)	(155)

Net cash used for financing activities	(653)	(619)

Effect of changes in currency exchange rates	(6)	(15)

Decrease in cash	(126)	(5)

Cash and cash equivalents, beginning of period	599	604
Cash and cash equivalents, end of period	$473	$599

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results (in millions)			Fourth Quarter-to-Date 2021 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$2,073	$652	$(388)	$264	$(29)	$(42)	$193	$(3)	$190	$1.02

Restructuring & Transaction costs	—	5	(7)	(2)	—	5	3	—	3	0.01

Non-cash Amortization expense	—	—	72	72	—	(18)	54	—	54	0.29

Foreign Currency Loss	—	—	—	—	(1)	—	(1)	—	(1)	(0.01)

Amended Return, net	—	—	—	—	—	(25)	(25)	—	(25)	(0.13)

Adjusted Results	$2,073	$657	$(323)	$334	$(30)	$(80)	$224	$(3)	$221	$1.18

Fully Diluted Shares Outstanding										186.5

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results (in millions)			Q4 Year-to-Date 2021 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$7,822	$2,369	$(1,493)	$876	$(139)	$(172)	$565	$(7)	$558	$2.96

Restructuring & Transaction costs	—	53	25	78	—	(15)	63	—	63	0.33

Non-cash Amortization expense	—	—	287	287	—	(74)	213	—	213	1.13

Foreign Currency Loss	—	—	—	—	(8)	2	(6)	—	(6)	(0.03)

Amended Return, net	—	—	—	—	—	(25)	(25)	—	(25)	(0.13)

Adjusted Results	$7,822	$2,422	$(1,181)	$1,241	$(147)	$(284)	$810	$(7)	$803	$4.26

Fully Diluted Shares Outstanding										188.1

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results (in millions)			Fourth Quarter-to-Date 2020 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$2,024	$506	$(345)	$161	$(43)	$(31)	$87	$1	$88	$0.46

Restructuring & Transaction costs	—	21	30	51	—	(12)	39	—	39	0.20

Non-cash Amortization expense	—	—	71	71	—	(16)	55	—	55	0.29

Foreign Currency Loss	—	—	—	—	1	(1)	—	—	—	—

Tax on Transaction Costs	—	—	—	—	—	6	6	—	6	0.03

Adjusted Results	$2,024	$527	$(244)	$283	$(42)	$(54)	$187	$1	$188	$0.98

Fully Diluted Shares Outstanding										189.7

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results (in millions)			Q4 Year-to-Date 2020 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$7,556	$2,137	$(1,392)	$745	$(188)	$(145)	$412	$2	$414	$2.17

Restructuring & Transaction costs	—	45	71	116	—	(29)	87	—	87	0.45

Non-cash Amortization expense	—	—	282	282	—	(71)	211	—	211	1.11

Foreign Currency Loss	—	—	—	—	9	(2)	7	—	7	0.03

Tax on Transaction Costs	—	—	—	—	—	6	6	—	6	0.03

Adjusted Results	$7,556	$2,182	$(1,039)	$1,143	$(179)	$(241)	$723	$2	$725	$3.79

Fully Diluted Shares Outstanding										190.4

Appendix E
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
2021 Q4 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring &	=	Adjusted
	from Operations		(Expense)		Amortization				Transaction Costs		EBITDA

Consolidated Results	$264		$13		$121		$398		$(2)		$396

Wabtec Corporation
2021 Q4 Year-to-Date EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring &	=	Adjusted
	from Operations		(Expense)		Amortization				Transaction Costs		EBITDA

Consolidated Results	$876		$38		$485		$1,399		$78		$1,477

Wabtec Corporation
2020 Q4 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring &	=	Adjusted
	from Operations		(Expense)		Amortization				Transaction Costs		EBITDA

Consolidated Results	$161		$6		$118		$285		$51		$336

Wabtec Corporation
2020 Q4 Year-to-Date EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring &	=	Adjusted
	from Operations		(Expense)		Amortization				Transaction Costs		EBITDA

Consolidated Results	$745		$11		$466		$1,222		$116		$1,338

Appendix F
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
SALES BY PRODUCT LINE
(UNAUDITED)

	Three Months Ended December 31,
In millions	2021	2020
Freight Segment
Equipment	$377	$433
Components	218	195
Digital Electronics	167	164
Services	663	547
Total Freight Segment	$1,425	$1,339

Transit Segment
Original Equipment Manufacturer	$299	$322
Aftermarket	349	363
Total Transit Segment	$648	$685
	Twelve Months Ended December 31,
In millions	2021	2020
Freight Segment
Equipment	$1,302	$1,531
Components	867	819
Digital Electronics	640	664
Services	2,430	2,068
Total Freight Segment	$5,239	$5,082

Transit Segment
Original Equipment Manufacturer	$1,193	$1,139
Aftermarket	1,390	1,335
Total Transit Segment	$2,583	$2,474

Appendix G
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions	2021	2020	2021	2020

Freight Segment Reported Gross Profit	$454	$339	$1,667	$1,488
Freight Segment Reported Gross Margin	31.9%	25.3%	31.8%	29.3%

Restructuring & Transaction costs	3	14	8	30

Freight Segment Adjusted Gross Profit	$457	$353	$1,675	$1,518
Freight Segment Adjusted Gross Margin	32.1%	26.4%	32.0%	29.9%

Transit Segment Reported Gross Profit	$198	$167	$702	$649
Transit Segment Reported Gross Margin	30.6%	24.4%	27.2%	26.2%

Restructuring & Transaction costs	2	6	45	14

Transit Segment Adjusted Gross Profit	$200	$173	$747	$663
Transit Segment Adjusted Gross Margin	30.9%	25.3%	28.9%	26.8%

Appendix H
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions	2021	2020	2021	2020

Freight Segment Reported Income from Operations	$207	$121	$717	$584
Freight Segment Reported Margin	14.5%	9.0%	13.7%	11.5%

Restructuring & Transaction costs	(7)	32	9	76
Non-cash Amortization expense	67	66	267	262

Freight Segment Adjusted Income from Operations	$267	$219	$993	$922
Freight Segment Adjusted Margin	18.7%	16.3%	19.0%	18.1%

Transit Segment Reported Income from Operations	$79	$57	$238	$230
Transit Segment Reported Margin	12.2%	8.3%	9.2%	9.3%

Restructuring & Transaction costs	4	15	59	27
Non-cash Amortization expense	5	5	20	20

Transit Segment Adjusted Income from Operations	$88	$77	$317	$277
Transit Segment Adjusted Margin	13.6%	11.3%	12.3%	11.2%

Appendix I
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT
(UNAUDITED)

	Three Months Ended December 31,
In millions	Freight	Transit	Consolidated

2020 Net Sales	$1,339	$685	$2,024

Acquisitions	61	—	61
Restructuring & Transaction costs	(2)	(15)	(17)
Non-cash Amortization expense	27	(22)	5

2021 Net Sales	$1,425	$648	$2,073

Change ($)	86	(37)	49
Change (%)	6.4%	(5.4)%	2.4%

	Twelve Months Ended December 31,
2020 Net Sales	$5,082	$2,474	$7,556

Acquisitions	138	—	138
Restructuring & Transaction costs	23	111	134
Non-cash Amortization expense	(4)	(2)	(6)

2021 Net Sales	$5,239	$2,583	$7,822

Change ($)	157	109	266
Change (%)	3.1%	4.4%	3.5%

Appendix J

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec's reported results prepared in accordance with GAAP.

Wabtec Corporation
2021 Q4 Cash Conversion Calculation
(In millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$314		$193		$123		99%

Wabtec Corporation
2021 Q4 YTD Cash Conversion Calculation
(In millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$1,073		$565		$491		102%

Wabtec Corporation
2020 Q4 Cash Conversion Calculation
(In millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$326		$87		$119		158%

Wabtec Corporation
2020 Q4 YTD Cash Conversion Calculation
(In millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$784		$412		$473		89%